EXHIBIT 99.1

         Contango Reports First Quarter Earnings and Updates Operations

     HOUSTON--(BUSINESS WIRE)--Nov. 8, 2006--Contango Oil & Gas Company (AMEX:MCF) reported a net loss attributable to common stock for the three months ended September 30, 2006 of approximately $0.4 million, or $.03 per basic and diluted share, compared to net income attributable to common stock for the three months ended September 30, 2005 of $0.06 million, or $.01 per basic and diluted share. EBITDAX for the three months ended September 30, 2006 was $.04 million compared to $0.7 million for the three months ended September 30, 2005.

     Cash Inflow. During the three months ended September 30, 2006, we had $16.3 million of cash inflow consisting of internally generated after-tax net cash flow from operations of $6.8 million and $9.5 million from the sale of short term investments.

     Cash Outflow. During the three months ended September 30, 2006, we used a total of $22.9 million of cash consisting of $22.0 million in exploration and development activities (approximately $13.0 million offshore and $9.0 million onshore), $0.6 million in alternative energy companies and $0.3 million in financing activities.

     Capital Budget. For the remaining nine months of fiscal year 2007, our capital expenditure budget calls for us to invest a total of $54.4 million ($4.4 million of this was invested in October 2006), as we continue to invest in our Arkansas Fayetteville Shale play, bring our Grand Isle 72 ("Liberty") and Eugene Island 10 ("Dutch") discoveries to production and spud a second exploration well at our Dutch prospect in December 2006.

     Of the $54.4 million in capital expenditures budgeted for the remaining nine months of fiscal year 2007, $13.8 million is anticipated to be invested in offshore activities. Our budget calls for us to invest approximately $2.2 million for production and pipeline facilities for developing Grand Isle 72, approximately $4.4 million for completion, production and pipeline facilities for developing our first well at Eugene Island 10 ($2.2 million was invested in October 2006), approximately $3.7 million for drilling our second well at Eugene Island 10, $3.0 million in other exploratory wells and $0.5 million in projected future exploration costs, seismic and delay rentals.

     Of the $54.4 million in capital expenditures budgeted for the remaining nine months of fiscal year 2007, $40.1 million is expected to be invested in onshore activities. In the Arkansas Fayetteville Shale, our partners and we have acquired or received commitments on approximately 44,300 net mineral acres and we have committed to a total of 87 wells in this play as of October 31, 2006. We have an average working interest of 15% and a net revenue interest of 12% in these 87 wells. Of these 87 wells, 19 are operated by Alta and 68 are operated by a third party independent oil and gas exploration company (these 68 wells are referred to as "Integrated Wells").

     Of the 19 Alta wells, two were drilled in fiscal year 2006 and five have been drilled thus far during fiscal year 2007. We estimate an additional $6.3 million, net to Contango, will be required for remaining drilling, frac, completion and hook-up costs of these seven wells ($1.6 million of this was invested in October 2006). We are budgeting to drill an additional ten new Alta wells during fiscal year 2007 at a cost of $14.4 million. This includes drilling, frac, completion and hookup costs for the wells. Additionally, we expect to invest $7.6 million in pipeline infrastructure, seismic and additional leasehold costs for the Arkansas Fayetteville Shale. We estimate we will have an average working interest of 42% and a net revenue interest of 33% in these 19 Alta wells.

     Of the 68 Integrated Wells for which we have received AFEs, 22 wells are producing, 20 wells have already been spud, and 26 wells have yet to be drilled. In addition to these 68 Integrated Wells, we are budgeting to receive 56 additional AFEs for Integrated Wells during the remainder of fiscal year 2007 for a total of 124 Integrated Wells. We anticipate having approximately 40 producing Integrated Wells by December 2006. Our capital budget for Integrated Wells assumes we will invest $10.8 million in Integrated Wells during the remainder of fiscal year 2007 ($0.6 million of this was invested in October
2006). We estimate we will have an average working interest of 6% and a net revenue interest of 5% in these 124 Integrated Wells.

     As of November 7, 2006, we have approximately $12.8 million in cash, cash equivalents, and short term investments. The Company had estimated production during October 2006 of approximately 1.5 million cubic feet equivalent per day ("MMcfe/d").

     Kenneth R. Peak, Contango's Chairman and Chief Executive Officer, said, "We expect to test our first Alta operated Fayetteville Shale well, the Alta-Thines 1-30H, and our Dutch exploration discovery well by the end of November 2006. We anticipate our production and cash flow will increase significantly as we begin producing our Grand Isle 72 discovery by mid December at an estimated 8 MMcfe/d (approximately 4 MMcfe/d net to Contango) and our Dutch well at an estimated 30 MMcfe/d (approximately 10 MMcfe/d net to Contango), in January 2007."

     Mr. Peak continued, "Our proved reserves, as estimated by our independent reserve engineers as of September 30, 2006, were 33.3 billion cubic feet equivalent. The SEC PV-10 pre-tax net present value of these reserves, using quarter end prices of $4.18 per MMbtu and $62.91 per barrel was $102.4 million. We are continuing to consider a variety of financing solutions to fund our fiscal year 2007 capital expenditure budget, but are primarily focused on funding the majority of our capital needs with hydrocarbon borrowing base secured debt."


             CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

                                             Three Months Ended
                                                September 30,
                                        -----------------------------
                                            2006           2005
                                        -------------- --------------
  REVENUES:
    Natural gas and oil sales              $1,192,306       $147,778
                                        -------------- --------------
Total revenues                              1,192,306        147,778
                                        -------------- --------------

  EXPENSES:
  Operating expenses                          132,949          5,749
  Exploration expenses                        401,347        339,438
  Depreciation, depletion and
   amortization                               212,191         55,360
  General and administrative expenses       1,103,342        922,263
                                        -------------- --------------
Total expenses                              1,849,829      1,322,810
                                        -------------- --------------

LOSS FROM CONTINUING OPERATIONS BEFORE
 OTHER INCOME AND INCOME TAXES               (657,523)    (1,175,032)

Interest expense (net of interest
 capitalized)                                (167,471)           (96)
Interest income                               251,659        209,053
Other income                                   84,391        209,522
                                        -------------- --------------
LOSS FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                (488,944)      (756,553)
Benefit for income taxes                      233,088        279,410
                                        -------------- --------------

LOSS FROM CONTINUING OPERATIONS              (255,856)      (477,143)
DISCONTINUED OPERATIONS
    Discontinued operations, net of
     income taxes                                   -        688,444
                                        -------------- --------------

NET INCOME (LOSS)                            (255,856)       211,301
Preferred stock dividends                     150,000        151,000
                                        -------------- --------------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
 STOCK                                      $(405,856)       $60,301
                                        ============== ==============

  NET INCOME (LOSS) PER SHARE:
  Basic
    Continuing operations                      $(0.03)        $(0.04)
    Discontinued operations                         -           0.05
                                        -------------- --------------
    Total                                      $(0.03)         $0.01
                                        ============== ==============
  Diluted
    Continuing operations                      $(0.03)        $(0.04)
    Discontinued operations                         -           0.05
                                        -------------- --------------
    Total                                      $(0.03)         $0.01
                                        ============== ==============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
  Basic                                    15,004,548     14,444,504
                                        ============== ==============
  Diluted                                  15,004,548     14,444,504
                                        ============== ==============


    The summarized financial results for discontinued operations for each of the periods ended September 30, are as follows:


    Operating Results :                  Three months ended
                                            September 30,
                                   -------------------------------
                                        2006            2005
                                   --------------- ---------------

    Revenues                                   $-      $1,042,771
    Operating credits                           -         214,499 (a)
    Depletion expense                           -        (221,724)
    Gain on sale of discontinued
     operations                                 -          23,598
                                   --------------- ---------------
      Gain before income taxes                 $-      $1,059,144
      Provision for income taxes               $-       $(370,700)
                                   --------------- ---------------
     Gain from discontinued
      operations, net of income
      taxes                                    $-        $688,444
                                   =============== ===============

(a) credit due to severance tax refunds


Production, Prices, Operating Expenses, and Other

                                             Three Months Ended
                                                September 30,
                                        -----------------------------
                                            2006           2005
                                        -------------- --------------
                                          (Dollar amounts in 000's,
                                          except per Mcfe amounts)
Production Data:
Natural gas (million cubic feet)                  144             91
Oil and condensate (thousand barrels)               4              6
Total (million cubic feet equivalent)             168            127

Natural gas (million cubic feet per day)          1.6            1.0
Oil and condensate (thousand barrels per
 day)                                             0.1            0.1
Total (million cubic feet equivalent per
 day)                                             2.2            1.6

Average sales price:
  Natural gas (per thousand cubic feet)         $6.25          $8.86
  Oil and condensate (per barrel)              $70.21         $63.61

Selected data per Mcfe:
  Production and severance taxes                $0.27         $(2.42)
  Lease operating expenses                      $0.52          $0.78
  General and administrative expenses           $6.54          $7.25
  Depreciation, depletion and
   amortization of natural gas and oil
   properties                                   $1.00          $2.07

EBITDAX (1)                                       $39           $734


     (1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities, and sale of assets and other. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

     A reconciliation of EBITDAX to loss from continuing operations and operating results for discontinued operations for the periods indicated is presented below.


                                             Three Months Ended
                                                September 30,
                                        -----------------------------
                                            2006           2005
                                        -------------- --------------
                                                   ($000)

Loss from continuing operations                 $(658)       $(1,175)
Exploration expenses                              401            339
Depreciation, depletion and amortization          212             55
Other income                                       84            210
                                        -------------- --------------
  EBITDAX from continuing operations               39           (571)
Income from discontinued operations
 before taxes                                       -          1,059
Depreciation, depletion and amortization            -            222
Other income                                        -             24
                                        -------------- --------------
  EBITDAX                                         $39           $734
                                        ============== ==============


     Contango is a Houston-based, independent natural gas and oil company. The Company's core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico and onshore in the Arkansas Fayetteville Shale. As a recent addition to our business, we now operate certain offshore prospects through our wholly-owned subsidiary, Contango Operators, Inc. ("COI"). The Company also owns a 10% interest in a limited partnership formed to develop an LNG receiving terminal in Freeport, Texas, and holds investments in companies focused on commercializing environmentally preferred energy technologies. Additional information can be found on our web page at www.contango.com.

     This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.


     CONTACT: Contango Oil & Gas Company, Houston
              Kenneth R. Peak, 713-960-1901
              www.contango.com